Product supplement no. MS-11-A-I To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated February 1, 2011 Rule 424(b)(2)

Performance Leveraged Upside SecuritiesSM (“PLUSSM”) Linked to One or More Reference Currencies Relative to a Base Currency

General

  JPMorgan Chase & Co. may offer and sell performance leveraged upside securities, which we refer to as PLUSSM, from time to time that are linked to a single reference currency relative to a base currency or a basket consisting of two or more reference currencies relative to a base currency. This product supplement no. MS-11-A-I describes terms that will apply generally to the PLUS, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, preliminary terms document, pricing sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the PLUS, including any changes to the terms specified below. We refer to such term sheets, preliminary terms documents, pricing sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The PLUS are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a single reference currency relative to a base currency or a basket of reference currencies relative to a base currency as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-27.
  Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in a PLUS is not equivalent to investing (including taking a short position) directly in the basket, if applicable, any reference currency or any other instruments linked to the basket, if applicable, or any reference currency.
  The PLUS will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms
Reference currencies:

The reference currency or reference currencies will be specified in the relevant terms supplement. In this product supplement, we refer to such reference currency or reference currencies generally as reference currencies. For PLUS linked to a basket, we may refer to the reference currencies included in the basket as “basket currencies” in the relevant terms supplement. If a Succession Event with respect to a reference currency has occurred, such reference currency may be replaced by another currency. See “General Terms of PLUS — Succession Events.”

Base currency:

The base currency will be specified in the relevant terms supplement. If a Succession Event with respect to the base currency has occurred, the base currency may be replaced by another currency. See “General Terms of PLUS — Succession Events.”

Basket:	If applicable, a basket of reference currencies relative to a base currency as specified in the relevant terms supplement.
Underlying:

In this product supplement, we refer to the reference currency relative to the base currency or the basket of reference currencies relative to the base currency, as applicable, to which the PLUS are linked as the “underlying.”

Stated principal amount:	$10, unless otherwise specified in the relevant terms supplement
Payment at maturity (PLUS linked to a basket without a buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket without a buffer, the amount you will receive at maturity is based on the final basket value relative to the initial basket value and any applicable maximum payment at maturity as described below.

If the final basket value is greater than the initial basket value, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows: stated principal amount + leveraged upside payment If the final basket value is less than or equal to the initial basket value, you will lose 1% of the stated principal amount per PLUS for every 1% that the final basket value is less than the initial basket value. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × (1 + basket performance)

Because in this scenario, the basket performance will be zero or negative, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

For PLUS linked to a basket without a buffer, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

(continued on next page)

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page PS-10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this product supplement no. MS-11-A-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

February 1, 2011

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

Key Terms (Continued)
Payment at maturity (PLUS linked to a basket with a buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final basket value relative to the initial basket value, the buffer amount and any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

If the final basket value is greater than the initial basket value, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final basket value is equal to the initial basket value or is less than the initial basket value by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

If the final basket value is less than the initial basket value by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

[stated principal amount × (1 + basket performance)] + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

For Buffered PLUS linked to a basket with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final basket value is less than the initial basket value by more than the buffer amount.

If there is no minimum payment at maturity, for every 1% that the final basket value is less than the initial basket value by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (basket performance + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the basket performance and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

For Buffered PLUS linked to a basket without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value by more than the buffer amount.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Payment at maturity (PLUS linked to a reference currency relative to a base currency without a buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single reference currency relative to a base currency without a buffer, the amount you will receive at maturity is based on the final exchange rate relative to the initial exchange rate and any applicable maximum payment at maturity as described below.

If the final exchange rate is greater than the initial exchange rate, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final exchange rate is less than or equal to the initial exchange rate, you will lose 1% of the stated principal amount per PLUS for every 1% that the final exchange rate is less than the initial exchange rate. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × (1 + currency performance)

Because in this scenario, the currency performance will be zero or negative, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

For PLUS linked to a single reference currency relative to a base currency without a buffer, you will lose some or all of your investment at maturity if the final exchange rate is less than the initial exchange rate.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Key Terms (Continued)
Payment at maturity (PLUS linked to a reference currency relative to a base currency with a buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single reference currency relative to a base currency with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final exchange rate relative to the initial exchange rate, the buffer amount and any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

If the final exchange rate is greater than the initial exchange rate, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final exchange rate is equal to the initial exchange rate or is less than the initial exchange rate by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

If the final exchange rate is less than the initial exchange rate by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

[stated principal amount × (1 + currency performance)] + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

For Buffered PLUS linked to a single reference currency relative to a base currency with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final exchange rate is less than the initial exchange rate by more than the buffer amount.

If there is no minimum payment at maturity, for every 1% that the final exchange rate is less than the initial exchange rate by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (currency performance + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the currency performance and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

For Buffered PLUS linked to a single reference currency relative to a base currency without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final exchange rate is less than the initial exchange rate by more than the buffer amount.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Leveraged upside payment:

Unless otherwise specified in the relevant terms supplement,

(a) the leveraged upside payment for PLUS linked to a basket is equal to:

stated principal amount × leverage factor × basket performance; and

(b) the leveraged upside payment for PLUS linked to a single reference currency relative to a base currency is equal to:

stated principal amount × leverage factor × currency performance.

Leverage factor:	Unless otherwise specified in the relevant terms supplement, a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement
Basket performance:

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket, the basket performance on any currency business day is equal to:

final basket value – initial basket value
initial basket value

Key Terms (Continued)
Currency performance:	Unless otherwise specified in the relevant terms supplement, the currency performance for any reference currency on any currency business day will be specified in the relevant terms supplement as:

initial exchange rate final exchange rate	– 1

OR

final exchange rate initial exchange rate	– 1

OR

1 –	initial exchange rate final exchange rate

OR

1 –	final exchange rate initial exchange rate

The particular currency performance formula that we specify in the relevant terms supplement will depend on (a) how the relevant exchange rate is expressed (that is, (ii) as the number of units of a reference currency per one unit of the base currency or (ii) as the number of units of the base currency per one unit of a reference currency) and (b) whether a positive return on the particular PLUS is linked to the positive performance (i.e., bullish on the foreign currency) or the negative performance (i.e., bearish on the foreign currency) of the reference currency or basket of reference currencies. Whether the PLUS are bullish or bearish on a reference currency or a basket of reference currencies, the formula for calculating currency performance will be set so that a positive currency performance or basket performance, as applicable, will result in a positive return on an investment in the PLUS.

Initial basket value:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final initial averaging date, if applicable, or on such other relevant date as specified in the relevant terms supplement

Final basket value:

The basket closing value on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the basket closing values on each of the ending averaging dates, if so specified in the relevant terms supplement

Basket closing value:

Unless otherwise specified in the relevant terms supplement, the basket closing value on any relevant currency business day will be calculated as follows:

100 × [1 + sum of (currency performance of each reference currency × weighting of each such reference currency)]

Weighting:

With respect to each reference currency, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the weightings for all reference currencies will equal 100% or 1, as applicable.

The relevant terms supplement will specify either (i) the weight of each reference currency in the basket, which will be fixed for the term of the PLUS, or (ii) the manner in which the weight of each reference currency will be determined. For example, if the relevant terms supplement specifies that a reference currency is weighted to compose 18% of the value of the basket, the weighting for that reference currency is 18%. Alternatively, the relevant terms supplement may specify that, for a basket consisting of two reference currencies, the reference currency with the greater currency performance will make up 70% of the value of the basket, and the reference currency with the lesser currency performance will make up 30% of the value of the basket.

Initial exchange rate:

Unless otherwise specified in the relevant terms supplement, with respect to a reference currency, the exchange rate of such reference currency on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the exchange rates of such reference currency on each of the initial averaging dates, if so specified in the relevant terms supplement.

Final exchange rate:

Unless otherwise specified in the relevant terms supplement, with respect to a reference currency, the exchange rate of such reference currency on the valuation date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies ending averaging dates, (a) for PLUS linked to a single reference currency relative to a base currency, the arithmetic average of the exchange rates of such reference currency on each of the ending averaging dates, and (b) for PLUS linked to a basket, the exchange rate of such reference currency on the relevant ending averaging date. The purpose of clause (b) is, if ending averaging dates are used, to facilitate the calculation of the final basket value, which will be based on the sum of the weighted currency performances on each ending averaging date, as described in this product supplement. Accordingly, if the PLUS are linked to a basket and ending averaging dates are used, the calculation agent will determine the exchange rate of each reference currency on each ending averaging date in order to calculate the final basket value.

Initial Value:	In this product supplement, we refer to the initial basket value and the initial exchange rate, as applicable, as the “Initial Value.”
Final Value:	In this product supplement, we refer to the final basket value and the final exchange rate, as applicable, as the “Final Value.”

Key Terms (Continued)
Closing Value:	In this product supplement, we refer to the basket closing value and the exchange rate, as applicable, as the “Closing Value.”
Currency valuation date(s):

The final basket value or final exchange rate, as applicable, will be calculated on a single date, which we refer to as the valuation date, or on several dates, each of which we refer to as an ending averaging date, as specified in the relevant terms supplement. We refer to such dates generally as Currency Valuation Dates in this product supplement. Any Currency Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date.”

Pricing date:

As specified, if applicable, in the relevant terms supplement. The pricing date is subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date.”

Initial averaging dates:

As specified, if applicable, in the relevant terms supplement. Any initial averaging date is subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date.”

Issue price:	Unless otherwise specified in the relevant terms supplement, $10 per PLUS.
Original issue date:	As specified in the relevant terms supplement.
Maturity date:	As specified in the relevant terms supplement. The maturity date of the PLUS is subject to the impact of certain market disruption events. See “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”
Other terms:	In each case if applicable, the buffer amount and the downside factor will be specified in the relevant terms supplement.

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. MS-11-A-I and the accompanying prospectus supplement and prospectus with respect to the PLUS offered by the relevant terms supplement and this product supplement no. MS-11-A-I, and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. MS-11-A-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting”). The information in the relevant terms supplement, this product supplement no. MS-11-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The PLUS described in the relevant terms supplement and this product supplement no. MS-11-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the PLUS. The relevant terms supplement, this product supplement no. MS-11-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the PLUS in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. MS-11-A-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF PLUS

     The following description of the terms of the PLUS supplements the description of the general terms of the debt securities set forth under the headings “Description of PLUS” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the PLUS, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. MS-11-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “PLUS” refers to each of our Performance Leveraged Upside SecuritiesSM (PLUSSM) Linked to One or More Reference Currencies Relative to a Base Currency with a principal amount equal to the stated principal amount (as defined below).

General

     The PLUS are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a single currency (a “reference currency”) relative to another currency (a “base currency”) or a basket (the “basket”) consisting of two or more reference currencies relative to a base currency, as specified in the relevant terms supplement. For PLUS linked to a basket, we may refer to the reference currencies included in the basket as “basket currencies” in the relevant terms supplement. In this product supplement, we refer to the reference currency relative to the base currency or the basket of reference currencies relative to the base currency, as applicable, to which the PLUS are linked as the “underlying.”

     The PLUS are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The PLUS will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The PLUS do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the change in value of the underlying, calculated in accordance with the applicable formula set forth below and whether the PLUS have a maximum payment at maturity, a buffer and/or a minimum payment at maturity. The PLUS do not guarantee any return of your investment at maturity. Any payment on the PLUS is subject to the creditworthiness of JPMorgan Chase & Co.

     The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The PLUS are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The PLUS will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The stated principal amount and issue price of each note is $10, unless otherwise specified in the relevant terms supplement. The PLUS will be represented by one or more permanent global note registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of PLUS — Forms of PLUS” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the PLUS will be described in the relevant terms supplement accompanying this product supplement no. MS-11-A-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the PLUS will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Currency Valuation Date is postponed as described below.

     PLUS linked to a Basket without a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket without a buffer, the amount you will receive at maturity is based on the final basket value relative to the initial basket value and any applicable maximum payment at maturity as described below.

  If the final basket value is greater than the initial basket value, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final basket value is less than or equal to the initial basket value, you will lose 1% of the stated principal amount per PLUS for every 1% that the final basket value is less than the initial basket value. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × (1 + basket performance)

     Because in this scenario, the basket performance will be zero or negative, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

     For PLUS linked to a basket without a buffer, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value.

     For more information about the effect of market disruption events, see “General Terms of PLUS —Market Disruption Events.”

     PLUS linked to a Basket with a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final basket value relative to the initial basket value, the buffer amount, any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

  If the final basket value is greater than the initial basket value, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final basket value is equal to the initial basket value or is less than the initial basket value by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

  If the final basket value is less than the initial basket value by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

    If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

[stated principal amount × (1 + basket performance)] + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

     For Buffered PLUS linked to a basket with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final basket value is less than the initial basket value by more than the buffer amount.

  If there is no minimum payment at maturity, for every 1% that the final basket value is less than the initial basket value by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (basket performance + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the basket performance and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

     For Buffered PLUS linked to a basket without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value by more than the buffer amount.

     For more information about the effect of market disruption events, see “General Terms of PLUS —Market Disruption Events.”

     PLUS linked to a Reference Currency relative to a Base Currency without a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single reference currency relative to a base currency without a buffer, the amount you will receive at maturity is based on the final exchange rate relative to the initial exchange rate and any applicable maximum payment at maturity as described below.

  If the final exchange rate is greater than the initial exchange rate, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final exchange rate is less than or equal to the initial exchange rate, you will lose 1% of the stated principal amount per PLUS for every 1% that the final exchange rate is less than the initial exchange rate. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × (1 + currency performance)

     Because in this scenario, the currency performance will be zero or negative, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

     For PLUS linked to a single reference currency relative to a base currency without a buffer, you will lose some or all of your investment at maturity if the final exchange rate is less than the initial exchange rate.

     For more information about the effect of market disruption events, see “General Terms of PLUS —Market Disruption Events.”

     PLUS linked to a Reference Currency relative to a Base Currency with a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single reference currency relative to a base currency with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final exchange rate relative to the initial exchange rate, the buffer amount, any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

  If the final exchange rate is greater than the initial exchange rate, you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final exchange rate is equal to the initial exchange rate or is less than the initial exchange rate by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

  If the final exchange rate is less than the initial exchange rate by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

    If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

[stated principal amount × (1 + currency performance)] + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

     For Buffered PLUS linked to a single reference currency relative to a base currency with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final exchange rate is less than the initial exchange rate by more than the buffer amount.

  If there is no minimum payment at maturity, for every 1% that the final exchange rate is less than the initial exchange rate by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (currency performance + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the currency performance and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

     For Buffered PLUS linked to a single reference currency relative to a base currency without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final exchange rate is less than the initial exchange rate by more than the buffer amount.

     For more information about the effect of market disruption events, see “General Terms of PLUS — Market Disruption Events.”

     Unless otherwise specified in the relevant terms supplement,

(a) the “leveraged upside payment” for PLUS linked to a basket is calculated as follows:

stated principal amount × leverage factor × basket performance; and

(b) the “leveraged upside payment” for PLUS linked to a single reference currency relative to a base currency is calculated as follows:

stated principal amount × leverage factor × currency performance.

     Unless otherwise specified in the relevant terms supplement, the “leverage factor” is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a basket, the “basket performance” on any currency business day is calculated as follows:

basket performance =	final basket value – initial basket value initial basket value

     Unless otherwise specified in the relevant terms supplement, the “currency performance” for any reference currency on any currency business day will be specified in the relevant terms supplement as:

initial exchange rate final exchange rate	– 1

OR

final exchange rate initial exchange rate	– 1

OR

1 –	initial exchange rate final exchange rate

OR

1 –	final exchange rate initial exchange rate

     The particular currency performance formula that we specify in the relevant terms supplement will depend on (a) how the relevant exchange rate is expressed (that is, (i) as the number of units of a reference currency per one unit of the base currency or (ii) as the number of units of the base currency per one unit of a reference currency) and (b) whether a positive return on the particular PLUS is linked to the positive performance (i.e., bullish on the foreign currency) or the negative performance (i.e., bearish on the foreign currency) of the reference currency or basket of reference currencies. Whether the PLUS are bullish or bearish on a reference currency or a basket of reference currencies, the formula for calculating currency performance will be set so that a positive currency performance or basket performance, as applicable, will result in a positive return on an investment in the PLUS.

     Unless otherwise specified in the relevant terms supplement, the “initial basket value” is set equal to 100 on the pricing date, the final initial averaging date, if applicable, or on such other relevant date as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “final basket value” means the basket closing value on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the basket closing values on each of the ending averaging dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “basket closing value” on any relevant currency business day will be calculated as follows:

100 × [1 + sum of (currency performance of each reference currency × weighting of each such reference currency)]

     With respect to each reference currency, the “weighting” means a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the weightings for all reference currencies will equal 100% or 1, as applicable.

     The relevant terms supplement will specify either (i) the weight of each reference currency in the basket, which will be fixed for the term of the PLUS, or (ii) the manner in which the weight of each reference currency will be determined. For example, if the relevant terms supplement specifies that a reference currency is weighted to compose 18% of the value of the basket, the weighting for that reference currency is 18%. Alternatively, the relevant terms supplement may specify that, for a basket consisting of two reference currencies, the reference currency with the greater currency performance will make up 70% of the value of the basket, and the reference currency with the lesser currency performance will make up 30% of the value of the basket.

     Unless otherwise specified in the relevant terms supplement, the “initial exchange rate” is, with respect to a reference currency, the exchange rate of such reference currency on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the exchange rates of such reference currency on each of the initial averaging dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “final exchange rate” is, with respect to a reference currency, the exchange rate of such reference currency on the valuation date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies ending averaging dates, (a) for PLUS linked to a single reference currency relative to a base currency, the arithmetic average of the exchange rates of such reference currency on each of the ending averaging dates, and (b) for PLUS linked to a basket, the exchange rate of such reference currency on the relevant ending averaging date. The purpose of clause (b) is, if ending averaging dates are used, to facilitate the calculation of the final basket value, which will be based on the sum of the weighted currency performances on each ending averaging date, as described in this product supplement. Accordingly, if the PLUS are linked to a basket and ending averaging dates are used, the calculation agent will determine the exchange rate of each reference currency on each ending averaging date in order to calculate the final basket value.

     Unless otherwise specified in the relevant terms supplement, for each reference currency, the “exchange rate” on any currency business day will be (a) the base currency per one unit of the reference currency’s spot rate in the interbank market or (b) the reference currency per one unit of the base currency’s spot rate in the interbank market, in each case as reported by the applicable reference source at an approximate time of day, if so specified in the relevant terms supplement. If a market disruption event with respect to a reference currency has occurred or is continuing, or a Succession Event with respect to a reference currency or the base currency has occurred, the method of determining the relevant exchange rates may be modified as described under “Description of PLUS —Postponement of a Calculation Date” and “General Terms of PLUS — Succession Events.”

     Unless otherwise specified in the relevant terms supplement, for each reference currency, the “reference source” will be a Reuters Group PLC (“Reuters”) or by Bloomberg, L.P. (“Bloomberg”) page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page.

     In this product supplement, we refer to the initial basket value, the initial exchange rate and the initial share price, as applicable, as the “Initial Value.”

     In this product supplement, we refer to the final basket value, the final exchange rate and the final share price, as applicable, as the “Final Value.”

      In this product supplement, we refer to the basket closing value and the exchange rate, as applicable, as the “Closing Value.”

      In each case, if applicable, the “buffer amount” and the “downside factor” will be a percentage or an amount set forth in the relevant terms supplement.

     The “issue price” and “original issue date” will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, a “currency business day,” with respect to a reference currency, is a day on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in The City of New York and the principal financial center for the reference currency and, if specified in the relevant terms supplement, the base currency, as specified in the relevant terms supplement, (b) banking institutions in The City of New York and such principal financial center for such reference currency and, if specified in the relevant terms supplement, the base currency, are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the relevant terms supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

     The “pricing date,” if applicable, will be specified in the relevant terms supplement and is subject to adjustment as described under “— Postponement of a Calculation Date” below. The “initial averaging dates,” if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described under “— Postponement of a Calculation Date” below. The “Currency Valuation Date(s),” which will be either a single date, which we refer to as the “valuation date,” or several dates, each of which we refer to as an “ending averaging date,” will be specified in the relevant terms supplement and any such date is subject to adjustment as described under “— Postponement of a Calculation Date” below.

     The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Currency Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Currency Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of PLUS — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable with respect to the PLUS on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the PLUS entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding PLUS by tender, in the open market or by private agreement.

Postponement of a Calculation Date

     We refer to the pricing date, the initial averaging dates and the Currency Valuation Dates as “Calculation Dates.”

     PLUS linked to a Basket

     If a Calculation Date is not a currency business day with respect to any reference currency or if there is a market disruption event with respect to any reference currency on such Calculation Date (any such day, a “Disrupted Day” and any such reference currency affected by a non-currency business day or a market disruption event, a “Disrupted Reference Currency”), the applicable Calculation Date will be the immediately succeeding business day that is not a Disrupted Day for any such Disrupted Reference Currency; provided that the exchange rate on such Calculation Date, as postponed, will be:

(a)	for each reference currency (other than any such Disrupted Reference Currency) (an “Unaffected Reference Currency”), the exchange rate on the originally scheduled Calculation Date; and

(b)	for any such Disrupted Reference Currency, the exchange rate on the immediately succeeding business day that is not a Disrupted Day with respect to such Disrupted Reference Currency.

For the avoidance of doubt, if a Calculation Date is to be postponed as described above, and there are two or more Disrupted Reference Currencies and the first business day that is not a Disrupted Day for the first Disrupted Reference Currency is different from such business day for one or more of the other Disrupted Reference Currencies, such Calculation Date will be postponed to the latest of such business days. Under these circumstances, the calculation agent will calculate the basket closing value for such Calculation Date using the exchange rates of the Disrupted Reference Currencies on different business days.

     In no event, however, will any Calculation Date be postponed more than ten business days following the date originally scheduled to be such Calculation Date. On the tenth business day following the date originally scheduled to be the applicable Calculation Date, if the exchange rate with respect to any Disrupted Reference Currency has not been determined in accordance with the immediately preceding paragraph (any such Disrupted Reference Currency, a “Final Disrupted Reference Currency”), the exchange on such Calculation Date, as postponed, will be:

(a)	for each Unaffected Reference Currency, the exchange rate on the originally scheduled Calculation Date;

(b)	for each Disrupted Reference Currency (other than a Final Disrupted Currency), the exchange rate on the immediately succeeding business day that is not a Disrupted Day with respect to such Disrupted Reference Currency; and

(c)	for each Final Disrupted Reference Currency, the exchange rate on such tenth business day determined by the calculation agent in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such exchange rate and any other information that it deems relevant.

     PLUS linked to a single Reference Currency relative to a Base Currency

     If a Calculation Date is a Disrupted Day, the applicable Calculation Date will be postponed to the immediately succeeding business day for the Reference Currency that is not a Disrupted Day. In no event, however, will any Calculation Date be postponed more than ten business days following the date originally scheduled to be such Calculation Date. If the tenth business day following the date originally scheduled to be the applicable Calculation Date is a Disrupted Day, the calculation agent will determine the exchange rate for the reference currency for such tenth business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such exchange rate and any other information that it deems relevant.

RISK FACTORS

     Your investment in the PLUS will involve certain risks. The PLUS do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in a PLUS is not equivalent to investing (including taking a short position) directly in the basket, if applicable, any reference currency or any other instruments linked to the basket, if applicable, or any reference currency. In addition, your investment in the PLUS entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the PLUS is suitable for you.

Risks Relating to the PLUS Generally

The PLUS do not pay interest or guarantee the return of your investment. A decrease in the value of the underlying may lead to a loss of some or all of your investment at maturity.

     The PLUS do not pay interest and may not return any of your investment. The amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. MS-11-A-I and the relevant terms supplement. The relevant terms supplement will specify whether the PLUS have a buffer.

     For PLUS without a buffer, you will lose some or all of your investment at maturity if the Final Value is less than the Initial Value.

     For Buffered PLUS with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the Final Value is less than the Initial Value by more than the buffer amount.

     For Buffered PLUS without a minimum payment at maturity, you will lose some or all of your investment at maturity if the Final Value is less than the Initial Value by more than the buffer amount.

The PLUS are subject to the credit risk of JPMorgan Chase & Co.

     The PLUS are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the PLUS. Any payment on the PLUS is subject to the creditworthiness of JPMorgan Chase & Co.

We or our affiliates may have economic interests adverse to those of the holders of the PLUS.

     JPMS and other affiliates of ours trade (including taking short positions in) the reference currencies and the base currency, and other financial instruments related to the reference currencies or the base currency on a regular basis, for their accounts and for other accounts under their management. JPMS and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the one or more reference currencies or the base currency. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the PLUS. Any of these trading activities could potentially affect the value of the reference currencies and the base currency and, accordingly, could affect the value of the PLUS and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in trading activities related to the reference currencies and the base currency. In the course of this business, we or our affiliates may acquire non-public information with respect to such currency investments, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to such currency investments or regarding expected movements in exchange rates. Any prospective purchaser of PLUS should undertake an independent investigation of the reference currencies and the base currency as in its judgment is appropriate to make an informed decision with respect to an investment in the PLUS.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of PLUS with returns linked or related to changes in the value of the reference currencies and/or the base currency. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the PLUS.

     We may have hedged our obligations under the PLUS through certain affiliates or unaffiliated counterparties who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the initial basket value, if applicable, any initial exchange rate, the exchange rate of any reference currency and the basket closing value, if applicable, on each initial averaging date, if applicable, and each Currency Valuation Date, the final basket value, if applicable, the final exchange rate, the basket performance, if applicable, any currency performance and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will also determine whether there has been a market disruption event and will determine the exchange rate for a reference currency if the exchange rate is not available on the reference source and selecting a Successor Currency, if applicable. In performing these duties, JPMS may have interests adverse to the interests of the holders of the PLUS, which may affect your return on the PLUS, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

The appreciation potential of the PLUS is limited to the maximum payment at maturity, if applicable.

     If the PLUS are subject to a maximum payment at maturity, the payment at maturity will be limited to the maximum payment at maturity. Any applicable maximum payment at maturity will be a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the payment at maturity will be limited to that maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than that maximum payment at maturity.

Your return on the PLUS will not reflect the return of a direct investment in the reference currencies.

     Your return on the PLUS will not reflect the return you would realize if you directly invested in or traded the reference currencies or instruments related to the reference currencies.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.

     J.P. Morgan Securities LLC, or JPMS, may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

For Buffered PLUS without a minimum payment at maturity and with a downside factor greater than 1, your investment in the Buffered PLUS may result in a loss on an accelerated basis.

     For Buffered PLUS without a minimum payment at maturity and a downside factor that is greater than 1, if the Final Value is less than the Initial Value by more than the buffer amount, for every 1% that the Final Value is less than the Initial Value by more than the buffer amount, you will lose an amount equal to 1% of the principal amount of your Buffered PLUS multiplied by the downside factor, provided that your payment at maturity will not be less than $0. Your negative exposure to a decrease in the value of the underlying is magnified by the downside factor. Accordingly, you may lose some or all of your investment in the Buffered PLUS on an accelerated basis when the underlying depreciates, as compared to an investment in a similar security without a downside factor.

The Final Value may be less than the Closing Value of the underlying at the maturity date of the PLUS or at other times during the term of the PLUS.

     Because the Final Value is calculated based on the Closing Value of the underlying on one or more Currency Valuation Dates during the term of the PLUS, the Closing Value of the underlying at the maturity date or at other times during the term of the PLUS, including dates near the Currency Valuation Date(s), could be greater than the Final Value. This difference could be particularly large if there is a significant increase in the Closing Value of the underlying after the final Currency Valuation Date, if there is a significant decrease in the Closing Value of the underlying around the time of the Currency Valuation Date(s) or if there is significant volatility in the Closing Value of the underlying during the term of the PLUS (especially on dates near the Currency Valuation Date(s)). For example, when the Currency Valuation Date(s) are near the end of the term of the PLUS, then if the Closing Values increase or remain relatively constant during the initial term of the PLUS and then decrease below the Initial Value, the Final Value may be significantly less than if it were calculated on a date earlier than the Currency Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested (including taken a short position) directly in the basket, if applicable, any reference currency or any other instruments linked to the basket, if applicable, or any reference currency.

The Initial Value may be determined after the original issue date of the PLUS.

     If so specified in the relevant terms supplement, the Initial Value will be determined based on the arithmetic average of the Closing Values of the underlying on the initial averaging dates specified in the relevant terms supplement. One or more of the initial averaging dates so specified may occur on or following the original issue date of the PLUS; as a result, the Initial Value may not be determined, and you may therefore not know the Initial Value, until after the original issue date. Similarly, the global note certificate representing the PLUS, which will be deposited with DTC on the original issue date as described under “General Terms of PLUS — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Value of the underlying. If there are any increases in the Closing Values of the underlying on the initial averaging dates that occur after the original issue date and such increases result in the Initial Value of the underlying being greater than the Closing Value of the underlying on the original issue date, this may establish greater values that the underlying must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

For PLUS linked to a basket, the reference currencies may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the reference currencies may have different weights in determining the value of the basket, depending on the weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the basket consists of five reference currencies and that the weightings are 25%, 30%, 15%, 20% and 10%, respectively. One consequence of such an unequal weighting of the reference currencies is that the same percentage change in two of the reference currencies may have different effects on the basket closing value. For example, if the weighting for reference currency A is greater than the weighting for reference currency B, a 5% decrease in reference currency A will have a greater effect on the basket closing value than a 5% decrease in reference currency B.

For PLUS linked to a basket, the weightings may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the weightings may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the reference currencies’ weights will be determined based on the relative magnitude of the currency performance of each reference currency. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each reference currency until a date later than the pricing date, and you may not know the weight assigned to each reference currency in the basket prior to the final valuation date.

For PLUS linked to a basket, changes in the value of the reference currencies may offset each other.

     Price movements in the reference currencies may not correlate with each other. At a time when the value of one or more of the reference currencies increases, the value of the other reference currencies may not increase as much or may even decline. Therefore, in calculating the final basket value, increases in the value of one or more of the reference currencies may be moderated, or more than offset, by lesser increases or declines in the level of the other reference currency or reference currencies, particularly if the reference currency or reference currencies that appreciate are of relatively low weight in the basket. There can be no assurance that the final basket value will be higher than the initial basket value. You may lose some or all of your investment in the PLUS if the final basket value is lower than the initial basket value.

The PLUS may be linked to the performance of a single reference currency relative to the base currency.

     In so specified in the relevant terms supplement, the PLUS will be linked to the performance of a single reference currency relative to the base currency. PLUS linked to the performance of a single reference currency relative to the base currency do not provide any diversification of risks that PLUS linked to the performance of a basket of reference currencies relative to the base currency may provide.

The PLUS are not designed to be short-term trading instruments.

     The price at which you will be able to sell your PLUS to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the PLUS, even in cases where the Closing Value of the underlying has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your PLUS, which are not designed to be short-term trading instruments, are held to maturity.

The PLUS are subject to currency exchange risk.

     Foreign currency exchange rates vary over time, and may vary considerably during the term of the PLUS. The value of each reference currency and the base currency is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the reference currencies’ countries, the base currency’s country and other relevant countries.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments in the reference currencies’ and base currency’s countries and between each country and its major trading partners;

  the monetary policies of the reference currencies’ and base currency’s countries, especially as related to the supply of money;

  political, civil or military unrest in the reference currencies’ and base currency’s countries; and

  the extent of governmental surplus or deficit in the reference currencies’ and base currency’s countries.

     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the reference currencies’ and the base currency’s countries and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable, if any, under the PLUS could be affected by the actions of the governments of the originating nations of the reference currencies and the base currency.

     Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the PLUS is that their liquidity, trading value and amounts payable, if any, under the PLUS could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. Unless such an event constitutes a market disruption event or a Succession Event, there will be no adjustment or change in the terms of the PLUS in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the reference currencies, the base currency or any other currency. See “General Terms of PLUS — Market Disruption Events” and “General Terms of PLUS — Succession Events.”

Even though the reference currencies and base currency are traded around-the-clock, if a secondary market for the PLUS develops, the PLUS may trade only during regular hours in the United States.

     The interbank market for the reference currencies and the base currency is a global, around-the-clock market and the reference currencies and base currency values are quoted 24 hours a day. Therefore, the hours of trading for the PLUS, if any, may not conform to the hours during which the reference currencies and the base currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the value of the reference currencies and base currency, that will not be reflected immediately in the market price, if any, of the PLUS.

The absence of last-sale and other information about the reference currencies may affect the price of the PLUS.

     There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the exchange rate, and therefore your payment at maturity on the PLUS, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

     In addition, certain relevant information relating to the originating countries of the reference currencies or the base currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the PLUS should be aware of the possible lack of availability of important information that can affect the value of the reference currencies and the base currency and must be prepared to make special efforts to obtain that information on a timely basis.

The recent global financial crisis can be expected to heighten currency exchange risks.

     In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the reference currencies relative to the base currency. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the PLUS and your return on your investment in the PLUS at maturity.

For PLUS linked to a basket, the basket is not a recognized market index and may not accurately reflect global currency market performance.

     The basket is not a recognized market index. The basket was created solely for purposes of the offering of the PLUS and will be calculated solely during the term of the PLUS. The level of the basket and, therefore, the basket performance amount will not be published during the term of the PLUS. The basket does not reflect the performance of all major securities or currency markets, and may not reflect actual global currency market performance.

Changes in interest rates may affect the trading value of the PLUS.

     We expect that changes in interest rates will affect the trading value of the PLUS. In general, if interest rates of the country issuing the base currency increase or interest rates in the countries issuing the reference currencies decrease, we expect that the base currency will appreciate relative to the reference currencies. Conversely, if the interest rates of the country issuing the base currency decrease or interest rates in the countries issuing the reference currencies increase, we expect that the reference currencies will appreciate relative to the base currency.

     If interest rates increase or decrease in markets based on any reference currency, the trading value of the PLUS may be adversely affected. Interest rates may affect the economies of the countries issuing the reference currencies or the base currency, and, in turn, the exchange rates and therefore the value of the reference currencies relative to the base currency. Prior to maturity, the impact of interest rates of the country issuing the base currency and the interest rates of the countries issuing the reference currencies may either offset or magnify each other.

Prior to maturity, the value of the PLUS will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the PLUS. We expect that, generally, the Closing Value of the underlying on any day will affect the value of the PLUS more than any other single factor. However, you should not expect the value of the PLUS in the secondary market to vary in proportion to changes in the Closing Value of the underlying. The value of the PLUS will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the reference currencies and the base currency;

  the time to maturity of the PLUS;

  interest and yield rates in the market generally as well as in each of the reference currencies’ and base currency’s countries;

  the exchange rate and the volatility of the exchange rate among each of the reference currencies;

  changes in correlation (the extent to which the reference currency exchange rates increase or decrease to the same degree at the same time) between the reference currency exchange rates;

  suspension or disruption of market trading in any or all of the reference currencies or base currency;

  economic, financial, political, regulatory and judicial events that affect the value of the reference currencies or base currency or the economies of the originating countries of such currencies; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your PLUS prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your PLUS at a substantial discount from the principal amount if the Final Value is at, below or not sufficiently above the Initial Value.

     You cannot predict the future performance of the underlying based on its historical performance. The value of the underlying may decrease such that you may not receive any return of your investment. For PLUS without a buffer, if the Final Value is less than the Initial Value, you will lose some or all of your investment at maturity. For Buffered PLUS with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the Final Value is less than the Initial Value by more than the buffer amount. For Buffered PLUS without a minimum payment at maturity, if the Final Value is less than the Initial Value by more than the buffer amount, you will lose some or all of your investment at maturity. There can be no assurance that the value of the underlying will not decrease so that at maturity, you do not lose some or all of your investment.

Suspensions or disruptions of market trading in the currency markets may adversely affect the amount payable at maturity and/or the market value of the PLUS.

     The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. These circumstances could affect the value of the reference currencies and base currency, the exchange rates and the basket and, therefore, the amount we will pay you at maturity, if any, and in the market value of the PLUS.

One or more the reference currencies and/or the base currency may be replaced by other currencies following a Succession Event.

     If a reference currency or the base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is a reference currency or the base currency (the “Relevant Country”) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event (each such event, a “Succession Event”), such reference currency or the base currency will be replaced with another currency (a “Successor Currency”). In the event of any such Succession Event, you will become subject to the performance of the Successor Currency relative to the base currency or the performance of the reference currencies relative to the Successor Currency, as applicable. In addition, for PLUS linked to a basket, if a reference currency is replaced with a Successor Currency that is the same as another reference currency, the weight of such reference currency in the basket will be effectively increased. You should read “General Terms of PLUS — Succession Events” in order to understand these and other adjustments that may be made to your PLUS. The occurrence of a Succession Event and the consequent adjustments may materially and adversely affect the value of the PLUS.

If the price of the underlying changes, the market value of your PLUS may not change in the same manner.

     Owning the PLUS is not the same as owning the underlying. Accordingly, changes in the value of the underlying may not result in a comparable change of the market value of the PLUS. If the Closing Value of the underlying on any currency business day increases above the Initial Value, the market value of the PLUS may not increase comparably, if at all. It is possible for the value of the underlying to increase moderately while the value of the PLUS declines.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the PLUS is likely to adversely affect the value of the PLUS prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your PLUS as described in the relevant terms supplement, the original issue price of the PLUS includes each agent’s commission and the estimated cost of hedging our obligations under the PLUS. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

Currency market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining the applicable exchange rates on a Calculation Date or on other relevant dates or calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Deliverability Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of PLUS — Market Disruption Events” for further information on what constitutes a market disruption event. If the calculation agent, in its sole discretion, determines that any of these events (other than a Price Source Disruption Event) prevents us or any of our affiliates from properly hedging our obligations under the PLUS or if a Price Source Disruption Event has occurred, it is possible that a Calculation Date and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Calculation Date is postponed to the last possible day and the exchange rate for a reference currency is not available on that day because of a market disruption event or if such day is not a currency business day, the calculation agent will nevertheless determine the exchange rate for such reference currency in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such exchange rate and any other information that it deems relevant. See “Description of PLUS — Postponement of a Calculation Date.”

The tax consequences of an investment in the PLUS are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the PLUS. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the PLUS described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. In addition, in 2007 the IRS issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. The revenue ruling, or future guidance relating thereto, could materially and adversely affect the tax consequences of an investment in the PLUS for U.S. Holders, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. MS-11-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by the notice and ruling described above. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

Historical performance of the underlying should not be taken as an indication of the future performance of such underlying during the terms of the PLUS.

     The actual performance of the underlying over the term of the PLUS, as well as the amount payable at maturity, may bear little relation to the historical performance of the underlying. The trading prices of the securities or futures contracts included in or held by the underlying will determine the value of the underlying. As a result, it is impossible to predict whether the value of the underlying will rise or fall.

JPMorgan Chase & Co. employees holding the PLUS must comply with policies that limit their ability to trade the PLUS and may affect the value of their PLUS.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the PLUS for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the PLUS, you may not be able to purchase any PLUS described in the relevant terms supplement from us and your ability to trade or sell any such PLUS in the secondary market may be limited.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the PLUS and the estimated cost of hedging our obligations under the PLUS. We may have hedged our obligations under the Bear Market PLUS through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the price to public of the PLUS will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the PLUS. The estimated cost of hedging includes the projected profit, which in no event will exceed 6.00% of the stated principal amount per PLUS, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the PLUS by taking positions (including short positions) in one or more reference currencies, in the base currency or in instruments the value of which is derived from one or more reference currencies and/or the base currency. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the Initial Value, and therefore, effectively establish a higher level that the underlying must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the PLUS, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more reference currencies, the base currency or instruments the value of which is derived from the reference currencies and/or the base currency. Although we have no reason to believe that any of these activities will have a material impact on the value of any of the reference currencies or the base currency or the value of the PLUS, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE REFERENCE CURRENCIES

Historical Performance of the Reference Currencies

     We will provide historical information on the performance of the reference currencies (or reference currency) relative to the base currency and, if applicable, the hypothetical basket in the relevant terms supplement. You should not take any such historical data as an indication of future performance and we take no responsibility for the accuracy or completeness of such information.

Hypothetical returns on your PLUS

     The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your PLUS based on a range of hypothetical performances of the reference currencies (or reference currency) relative to the base currency, and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

     Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical performances of the reference currencies (or reference currency) relative to the base currency over the term of the PLUS could have on the hypothetical returns on your PLUS, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on assumptions that may prove to be erroneous.

     The return on your PLUS may bear little relation to, and may be much less than, the return that you might achieve were you to invest (including taking a short position) in the reference currencies relative to the base currency directly. Among other things, the return on an investment in the reference currencies relative to the base currency is likely to have tax consequences that are different from an investment in your PLUS.

     We describe various risk factors that may affect the market value of your PLUS, and the unpredictable nature of that market value, under “Risk Factors” above.

GENERAL TERMS OF PLUS

Calculation Agent

     J.P. Morgan Securities LLC will act as the calculation agent. The calculation agent will determine, among other things, the initial basket value, if applicable, any initial exchange rate, the exchange rate of any reference currency and the basket closing value, if applicable, on each initial averaging date, if applicable, and each Currency Valuation Date, the final basket value, if applicable, the final exchange rate, the basket performance, if applicable, any currency performance and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will also determine whether there has been a market disruption event and will determine the exchange rate for a reference currency if the exchange rate is not available on the reference source and selecting a Successor Currency, if applicable. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the initial basket value, the final basket value, the basket performance and the basket closing value on any currency business day will be rounded to the nearest one ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., .87645 would be rounded to .8765); all calculations with respect to any exchange rate on any currency business day (including any initial exchange rate or final exchange rate) will be rounded to five significant figures, with fives rounded up (e.g., 0.00876545 would be rounded to 0.0087655, and 87.6545 would be rounded to 87.655); all dollar amounts related to determination of the payment per $10 PLUS at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to ..7655); and all dollar amounts paid, if any, on the aggregate principal amount of PLUS per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from properly determining the applicable exchange rates on a Calculation Date or on other relevant dates or calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of the events described in the following paragraph individually as a “market disruption event.”

     With respect to a reference currency relative to the base currency, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means the occurrence of any of the following:

(a)	a Convertibility Event;

(b)	a Deliverability Event;

(c)	a Liquidity Event;

(d)	a Taxation Event;

(e)	a Discontinuity Event;

(f)	a Price Source Disruption Event; or

(g)	(i) if the determination of the exchange rate for a reference currency relative to the base currency involves the use of cross rates, the unavailability of a cross rate for such reference currency and base currency, each relative to the U.S. dollar, that prevents the calculation agent from calculating the exchange rate for such reference currency relative to the base currency in the manner provided in the relevant terms supplement, or (ii) any event that generally makes it impossible to convert any currency used in the calculation of the exchange rate for a reference currency into another currency (including, but not limited to, U.S. dollars), in each case as determined by the calculation agent in its sole discretion and in the case of an event described in clause (a), (b), (c), (d), (e) or (g) above, a determination by the calculation agent in its sole discretion that such event materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the PLUS.

     “Convertibility Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

(a)	converting a reference currency into the base currency through customary legal channels; or

(b)	converting a reference currency into the base currency at a rate at least as favorable as the rate for domestic institutions located in the country or economic region the lawful currency of which is the reference currency (the “Reference Currency Country”).

     “Deliverability Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

(a)	delivering a reference currency from accounts inside the Reference Currency Country to accounts outside the Reference Currency Country; or

(b)	delivering the reference currency between accounts inside the Reference Currency Country or to a party that is a non-resident of the Reference Currency Country.

     “Liquidity Event” means the imposition by a Reference Currency Country (or any political subdivision or regulatory authority thereof) or the country or economic region the lawful currency of which is the base currency (the “Base Currency Country” and each Reference Currency Country and Base Currency Country, a “Relevant Country”) (or any political subdivision or regulatory authority thereof) of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in a Reference Currency Country or the Base Currency Country, as applicable, by a non-resident of such Reference Currency Country or the Base Currency Country), or the publication of any notice of an intention to do so, which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the applicable reference currency or the base currency.

     “Taxation Event” means the implementation by the applicable Relevant Country (or any political subdivision or regulatory authority thereof), or the publication of any notice of an intention to implement, any changes to the laws or regulations relating to foreign investment in such Relevant Country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the applicable reference currency or the base currency.

     “Discontinuity Event” means the pegging or de-pegging of a reference currency to the base currency or the controlled appreciation or devaluation by the Relevant Country (or any political subdivision or regulatory authority thereof) of a reference currency relative to the base currency, as determined by the calculation agent in good faith and in a commercially reasonable manner.

     “Price Source Disruption Event” means the non-publication or unavailability of the applicable spot rate for a reference currency relative to the base currency or, if cross rates are to be used in determining the exchange rate of a reference currency relative to the base currency, the non-publication or unavailability of the applicable cross rate for such reference currency or base currency, each relative to the U.S. dollar, in each case on the applicable Reuters or Bloomberg page (or any substitute page) specified in the relevant terms supplement and at the applicable time specified in the relevant terms supplement for the determination of the exchange rate for such reference currency on any date of determination.

Succession Events

     A “Succession Event” means the occurrence of either of the following events:

     (a) a reference currency or the base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

     (b) any Relevant Country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

     We refer to the applicable reference currency or the base currency with respect to which a Succession Event has occurred as the “Former Currency.”

     On and after the effective date of a Succession Event, the Former Currency will be deemed to be replaced with:

     (i) in the case of clause (a) above, the currency that lawfully replaces the Former Currency, into which the Former Currency is converted or redenominated, or for which the Former Currency is exchanged, as applicable, or

     (ii) in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the Former Currency, taking into account the latest available quotation for the spot rate of the Former Currency relative to the base currency or the applicable reference currency relative to the base currency, as applicable, and any other information that it deems relevant.

     We refer to the replacement currency determined as described in clause (i) or (ii) above as a “Successor Currency.”

     Upon the occurrence of a Succession Event:

     (a) if the Former Currency is a reference currency and the exchange rate with respect to a reference currency is expressed as base currency per one unit of reference currency, the initial exchange rate for the Successor Currency will be equal to (i) the product of the initial exchange rate for the Former Currency and the official conversion rate for the Former Currency per one unit of Successor Currency (as publicly announced by the Reference Currency Country) used by the Reference Currency Country to set its official exchange rate for the base currency per one unit of Successor Currency on the effective date of such Succession Event or (ii) if the official conversion rate referred to in clause (i) immediately above is not publicly announced by the Reference Currency Country, the product of the exchange rate for the Successor Currency on the effective date of such Succession Event and a fraction, the numerator of which is the initial exchange rate for the Former Currency and the denominator of which is the exchange rate for the Former Currency on the currency business day immediately preceding the effective date of such Succession Event;

     (b) if the Former Currency is a reference currency and the exchange rate with respect to a reference currency is expressed as reference currency per one unit of base currency, the initial exchange rate for the Successor Currency will be equal to (i) the product of the initial exchange rate for the Former Currency and the official conversion rate for the Successor Currency per one unit of Former Currency (as publicly announced by the Reference Currency Country) used by the Reference Currency Country to set its official exchange rate for the Successor Currency per one unit of base currency on the effective date of such Succession Event or (ii) if the official conversion rate referred to in clause (i) immediately above is not publicly announced by the Reference Currency Country, the product of the exchange rate for the Successor Currency on the effective date of such Succession Event and a fraction, the numerator of which is the initial exchange rate for the Former Currency and the denominator of which is the exchange rate for the Former Currency on the currency business day immediately preceding the effective date of such Succession Event;

     (c) if the Former Currency is the base currency and the exchange rate with respect to a reference currency is expressed as base currency per one unit of reference currency, the initial exchange rate for each reference currency will be adjusted to be equal to (i) the product of the initial exchange rate for such reference currency immediately prior to such adjustment and the official conversion rate for the Successor Currency per one unit of Former Currency (as publicly announced by the Base Currency Country) used by the Base Currency Country to set its official exchange rate for Successor Currency per one unit of such reference currency on the effective date of such Succession Event or (ii) if the official conversion rate referred to in clause (i) immediately above is not publicly announced by the Base Currency Country, the product of the exchange rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the Successor Currency) on the effective date of such Succession Event and a fraction, the numerator of which is the initial exchange rate for such reference currency immediately prior to such adjustment and the denominator of which is the exchange rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the Former Currency) on the currency business day immediately preceding the effective date of such Succession Event; or

     (d) if the Former Currency is the base currency and the exchange rate with respect to a reference currency is expressed as reference currency per one unit of base currency, the initial exchange rate for each reference currency will be adjusted to be equal to (i) the product of the initial exchange rate for such reference currency immediately prior to such adjustment and the official conversion rate for the Former Currency per one unit of Successor Currency (as publicly announced by the Base Currency Country) used by the Base Currency Country to set its official exchange rate for such reference currency per one unit of Successor Currency on the effective date of such Succession Event or (ii) if the official conversion rate referred to in clause (i) immediately above is not publicly announced by the Base Currency Country, the product of the exchange rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the Successor Currency) on the effective date of such Succession Event and a fraction, the numerator of which is the initial exchange rate for such reference currency immediately prior to such adjustment and the denominator of which is the exchange rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the Former Currency) on the currency business day immediately preceding the effective date of such Succession Event.

     Upon the occurrence of a Succession Event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the exchange rates of the affected reference currencies.

     Notwithstanding the foregoing, if, as a result of a Succession Event, (a) in the case of a Former Currency that is a reference currency, the Successor Currency is the same as the base currency or, (b) in the case of a Former Currency that is the base currency, a reference currency is the same as the Successor Currency, in lieu of the adjustments described in the two immediately preceding paragraphs, the exchange rate for the affected reference currency on each currency business day occurring on and after the effective date of such Succession Event will be deemed to be equal to the exchange rate for such reference currency on the currency business day immediately preceding such effective date.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the PLUS.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per PLUS as described under the caption “Description of PLUS — Payment at Maturity,” calculated as if the date of acceleration were the final Currency Valuation Date. If the PLUS have more than one Currency Valuation Date, then, for each Currency Valuation Date scheduled to occur after the date of acceleration, the currency business days immediately preceding the date of acceleration (in such number equal to the number of Currency Valuation Dates in excess of one) will be the corresponding Currency Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the PLUS is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the PLUS, unless otherwise specified in the relevant terms supplement.

Listing

     The PLUS will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the PLUS. The PLUS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global PLUS certificates, representing the total aggregate principal amount of the PLUS, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of PLUS — Forms of PLUS” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the PLUS will be payable and the transfer of the PLUS will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the PLUS. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the PLUS will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The PLUS will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the PLUS. This summary applies to you if you are an initial holder of a PLUS purchasing the PLUS at its issue price for cash and if you hold the PLUS as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a PLUS who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a PLUS as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a PLUS;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the PLUS), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the PLUS

     The tax consequences of an investment in the PLUS are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS regarding the PLUS. We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the PLUS at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the PLUS as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the characterization of the PLUS will be indicated in the relevant terms supplement. The following discussion assumes that the PLUS are treated for U.S. federal income tax purposes as “open transactions” and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a PLUS that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the PLUS

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the PLUS prior to maturity other than pursuant to a sale or exchange as described below.

     Sale, Exchange or Redemption of a PLUS. Upon a sale or exchange of a PLUS (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the PLUS, which should equal the amount you paid to acquire the PLUS. Your gain or loss will generally be ordinary foreign currency income or loss under Section 988 of the Code. Foreign currency losses are potentially subject to certain reporting requirements. Under Section 988, holders of certain forward contracts, futures contracts or option contracts generally are entitled to make an election to treat foreign currency gain or loss as capital gain or loss (a “Section 988 Election”). Although the matter is uncertain, it is reasonable to treat the Section 988 Election as available. Assuming the Section 988 Election is available, if you make this election before the close of the day on which you acquire a PLUS, all gain or loss you recognize on a sale or exchange of that PLUS should be treated as long-term capital gain or loss, assuming that you have held the PLUS for more than one year. A Section 988 Election with respect to a PLUS is made by (a) clearly identifying the PLUS on your books and records, on the date you acquire it, as being subject to this election and (b) filing the relevant statement verifying this election with your U.S. federal income tax return, or by obtaining independent verification under procedures set forth in the Treasury regulations under Section 988. You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a Section 988 Election.

   Possible Alternative Tax Treatments of an Investment in the PLUS

     Due to the absence of authorities that directly address the proper characterization of the PLUS and because we are not requesting a ruling from the IRS with respect to the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the PLUS described above. If the IRS were successful in asserting an alternative characterization or treatment of the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. For example, the PLUS might be treated as debt instruments issued by us, in which event the taxation of the PLUS would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the PLUS from issue to maturity (including the last possible date that the PLUS could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your PLUS at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the PLUS, in each year that you hold your PLUS (even though you will not receive any cash with respect to the PLUS prior to maturity) and any income recognized upon a sale or exchange of your PLUS (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Alternatively, you might be required to treat the PLUS as “foreign currency contracts” within the meaning of Section 1256 of the Code. If Section 1256 were to apply to the PLUS, you would be required to mark your PLUS to market annually, as if they were sold at their fair market value on the last business day of the taxable year. Unless you had made a valid Section 988 Election, your gain or loss on marking your PLUS to market would be treated as ordinary in character. If you had made a valid Section 988 Election, your gain or loss would be treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, without regard to how long you had held the PLUS. You should consult your tax adviser regarding the possible application of Section 1256.

     Other alternative U.S. federal income tax characterizations of the PLUS might also require you to include amounts in income during the term of your PLUS and/or might treat all or a portion of the gain or loss on the sale or exchange of your PLUS (including redemption at maturity) as short-term capital gain or loss, without regard to how long you held your PLUS. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. In 2007 the IRS also issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. The revenue ruling, or future guidance relating thereto, could materially and adversely affect the tax consequences of an investment in the PLUS for U.S. Holders, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by the notice and revenue ruling described above.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a PLUS that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a PLUS (including redemption at maturity).

     If you are a Non-U.S. Holder of a PLUS and if the characterization of the PLUS as “open transactions” is respected, any income or gain from the PLUS should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the PLUS” is the degree, if any, to which income with respect to instruments described therein, such as the PLUS, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the PLUS, possibly with retroactive effect.

     If the PLUS were recharacterized as indebtedness, any income or gain from a PLUS nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the PLUS is unclear, payments made to you with respect to a PLUS may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a PLUS is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of PLUS, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a PLUS is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a PLUS.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF PLUS ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF PLUS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), each Agent participating in an offering of PLUS, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMS will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the PLUS, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the PLUS will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligation under the PLUS. The underwriting arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the PLUS in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the PLUS, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, JPMS may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS for its own account. JPMS must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, PLUS in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the PLUS or possession or distribution of this product supplement no. MS-11-A-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this product supplement no. MS-11-A-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the original issue date for the PLUS will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the PLUS only in jurisdictions where offers and sales are permitted. None of this product supplement no. MS-11-A-I, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any PLUS by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. MS-11-A-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. MS-11-A-I, and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. MS-11-A-I, and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the PLUS and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the PLUS under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The PLUS have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The PLUS have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the PLUS, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any PLUS.

Bermuda

     This product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the PLUS pursuant to this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The PLUS have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the PLUS may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The PLUS are not being offered into Brazil. Documents relating to an offering of the PLUS, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the PLUS to the public in Brazil.

British Virgin Islands

     The PLUS may not be offered in the British Virgin Islands unless we or the person offering the PLUS on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The PLUS may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement, and the PLUS offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement. The PLUS have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the PLUS have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the PLUS have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the PLUS, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The PLUS will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the PLUS;

(ii)	to agree that it will only resell the PLUS in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the PLUS are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the PLUS; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of PLUS as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The PLUS have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the PLUS shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the PLUS are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the PLUS must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the PLUS should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the PLUS at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the PLUS; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the PLUS.

El Salvador

     The PLUS may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the PLUS to indeterminate individuals, nor will it make known this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the PLUS has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of PLUS in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of PLUS which are the subject of the offering contemplated by this product supplement no. MS-11-A-I and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the PLUS which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such PLUS to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of PLUS to the public” in relation to any PLUS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the PLUS to be offered so as to enable an investor to decide to purchase or subscribe the PLUS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any PLUS which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The PLUS have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The PLUS may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any PLUS which are the subject of the offering and placement contemplated by this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such PLUS to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the PLUS for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of PLUS; or

9.      Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any PLUS means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire PLUS, or inviting persons to make an offer in respect of such PLUS;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon PLUS may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon PLUS” are PLUS (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The PLUS have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The PLUS do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The PLUS have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the PLUS shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. MS-11-A-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. MS-11-A-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The PLUS have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the PLUS on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. MS-11-A-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The PLUS do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the PLUS nor holders of the PLUS benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the PLUS other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the PLUS would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the PLUS in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the PLUS in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of PLUS in Uruguay constitutes a private offering and each Agent has agreed that the PLUS and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The PLUS comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the PLUS shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the PLUS may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlyings include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the PLUS. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the PLUS by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the PLUS and related lending transactions, provided that neither the issuer of the PLUS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the PLUS.

     Accordingly, the PLUS may not be purchased or held by any Plan, any entity whose underlyings include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the PLUS will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the PLUS or any interest therein will be deemed to have represented by its purchase or holding of the PLUS that (a) it is not a Plan and its purchase and holding of the PLUS is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the PLUS will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the PLUS shall be required to represent (and deemed to have represented by its purchase of the PLUS) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The PLUS are contractual financial instruments. The financial exposure provided by the PLUS is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the PLUS. The PLUS have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the PLUS.

     Each purchaser or holder of any PLUS acknowledges and agrees that:

(i)	the purchaser, holder or purchaser or holder’s fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the PLUS, (B) the purchaser or holder’s investment in the PLUS, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the PLUS;

(ii)	we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the PLUS and (B) all hedging transactions in connection with our obligations under the PLUS;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests are adverse to the interests of any purchaser or holder; and

(v)	neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the PLUS does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any PLUS to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.